Exhibit 99.1

Press Release

Akerna Corp. Issues Letter to Shareholders

DENVER — Nov. 18, 2019 — Akerna (Nasdaq: KERN, KERNW) (“Akerna” or the “Company”), a leading cannabis compliance technology company, today announced the following letter from its Chief Executive Officer, Jessica Billingsley, to its shareholders and the investment community.

Dear Fellow Shareholders,

I begin this letter to shareholders with a sense of pride in our company and our global team. By all accounts, fiscal year 2019 was operationally a landmark year for Akerna. During the year ended June 30, 2019, we reported record revenues of approximately $11M and expect to realize organic growth of at least 55% in the current fiscal year. Just last week we reported our first quarter results reporting continued double digit year over year revenue growth. We believe we’ve set the stage for future growth built atop a strong foundation as the first Nasdaq-listed compliance technology company in the cannabis industry.

Results and key business metrics continue to demonstrate the ongoing demand for our cornerstone SaaS products, MJ Platform, our B2B commercial ERP product, and Leaf Data Systems and our B2G government traceability product. Our growth hints at the true magnitude of the opportunity ahead.

Our story is and will continue to be about firsts. We invented seed-to-sale tracking.

We were first to:

●	Bring to market seed-to-sale tracking
●	Expand seed-to-sale tracking and compliance technology internationally to Canada, then to Europe; we now operate on five continents
●	Offer multi-lingual and multi-currency software
●	Deliver seed-to-sale technology with an aggregate data intelligence tool
●	Evolve cannabis enterprise resource planning software to serve the maturing businesses of today
●	Publicly list a cannabis technology company on a major U.S. stock exchange

We are not resting on our laurels. Our competitive differentiator is being first to market, “first to value.” To that end, we are building on our legacy and holding firm to our commitment to grow through strategic acquisition and investments that complement our business strategy, including:

●	Isolocity: In August 2019, we announced our strategic partnership with Isolocity, providing the first Global Manufacturing Practice standards (GMP)-compliant, global cannabis export technology solution through the integration of Isolocity’s industry-leading quality management system (QMS), supporting GMP and ISO 9001 compliance, into MJ Platform. As a result, cannabis companies may now pursue international expansion more easily, utilizing a QMS framework that meets local, national, and global compliance needs.

●	ZolTrain: In October 2019, we announced our minority investment in, and license agreement with, ZolTrain, providing the first instance of cannabis brand training in the palm of the budtender’s hand and information at the point of sale through MJ Platform. We believe this collaboration enables greater consumer, product, and public safety through education while improving the customer experience by pairing education with product information at the point of sale.

●	Enterprise Resource Planning: We have partnered with two leading enterprise resource planning providers to integrate their tools into our solutions. Through these agreements, we are integrating their tools into MJ Platform, our seed-to-sale cannabis compliance platform. With these new partnerships, we can now we can offer our customers seed-to-sale tracking in cannabis, the compliance tracking required by most states and governments AND integrated enterprise resource planning solutions, including enterprise-class global accounting and tax reporting.

●	solo sciences: Leaf Data and solo sciences entered into an agreement to launch solo*TAG, the world’s first cryptographically secure, cannabis product authentication system. Exclusively for governments and only available with Leaf Data Systems, our advanced tagging technology combined with a closed-loop platform, improves and strengthens the category of government track-and-trace products. MJ Platform and solo*CODE have also integrated innovative technology for consumers and brands, bringing a consumer-facing mark designed to highlight authenticity and signify transparency. This is another step in our commitment to creating the pre-eminent global cannabis technology platform to address the entire supply chain and its regulatory bodies through both accountability and transparency.

A discussion of counterfeit goods would not be complete without touching on the vaping issue. I’m sure you’ve heard the tragic news about vaping illnesses and deaths linked to tobacco and cannabis vape products – mostly purchased on the illegal market. I mention this because it helps contextualize the need and value of making solo science’s technology available through our technology for bringing transparency and accountability to consumer goods.

For nearly ten years, we have refined a technology that pinpoints every aspect of every gram of cannabis tracked in our system—the plot of land it was grown on, soil nutrients, water, and light intake, additional ingredients for manufactured products, when it shipped out and in what batch, and finally where and when the product was sold and to whom.

Our technology has set the standard for supply chain accountability and transparency. More industries can benefit from how cannabis technology has delivered on supply chain transparency at scale from seed to sale. After all, in today’s data-rich world, it should not take weeks to identify a contamination source when the technology exists to trace the source and complete chain of custody of a product that has made someone ill. Our tracking technology is game-changing in this regard. It spans beyond cannabis and has applications for agriculture and other consumer goods.

Businesses spend 37% of their total technology budget on Enterprise and IT solutions, according to Gartner. That represents a more than $500M market opportunity for Akerna in the cannabis industry alone. Over the next few years, the market opportunity has the potential to grow to over $1B. While, anecdotally, Akerna’s primary competition remains spreadsheets, we see consolidation among cannabis operators. This consolidation is leading to rapid scaling that is accelerating the adoption of technology and the use of data-driven decisions that spreadsheets cannot support.

As a technology leader, Akerna remains at the leading edge, innovating to meet the needs of technology and compliance today and into the future. Our goal is to remain ahead of the curve, not only to match the incredible growth of the industry but also to capture more of the available as yet uncaptured market. We will continue to work diligently to provide critical data for better decision making for consumers, businesses, and governments.

In closing, let me express gratitude and appreciation for both the employees of Akerna and you, our shareholders. It is through the combination of our teams’ commitment to our values, always doing the right thing while being solution-oriented, combined with the invaluable support of our shareholders, that we intend to stay on the leading edge, always focusing on capturing market share.

While we have accomplished a great deal to date, we are keenly aware of the work that lies ahead. We look forward to it, building on recent momentum while continuing to innovate. We expect our efforts will continue to result in solutions that keep us firmly planted in a leadership position, resulting in more firsts. As a sizeable shareholder myself, my goals remain directly aligned with yours. Rest assured, the primary goal of our entire management team and the board of directors is creating value for us all.

Sincerely,

Jessica Billingsley

Chief Executive Officer, Akerna

Forward-Looking Statements

Certain statements made in this release and in any accompanying statements by management are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes (including, without limitation, the results of Akerna’s contracts, strategic initiatives, and business plans as described herein) to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include (i) Akerna’s ability to recognize the anticipated benefits of being a public company, (ii) competition, (iii) Akerna’s ability to grow and manage growth profitably, (iv) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (v) costs related to being a public company, (vi) changes in applicable laws or regulations, (vii) Akerna’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses, (viii) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein.  Actual results, performance, or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial and other information, are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Akerna’s control. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Media Contact:	Investor Contact:
D. Nikki Wheeler	Jason Assad
303-514-2012	678-570-6791
Nikki.Wheeler@Akerna.Com	Jason.Assad@Akerna.Com

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